Exhibit 23.2

CONSENT OF BAUM & COMPANY, P.A.
INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-143922) of our report dated April 14, 2008 with respect to the consolidated financial statements of LaPolla Industries, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2007.

BAUM & COMPANY, P.A.

/s/  Baum & Company, PA

Coral Springs, Florida
April 14, 2008